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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ----------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                April 26, 1999
               Date of Report (Date of earliest event reported)




                             IDENTIX INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

          -----------------------------------------------------------


       Delaware                    01-09641                  94-2842496
      (State or other           (Commission File Number)    (I.R.S. Employer
      Jurisdiction of                                      Identification No.)
      Incorporation

                           ---------------------------

                           510 North Pastoria Avenue
                              Sunnyvale, CA 94086

              (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (408)731-2000

       ----------------------------------------------------------------





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Item 2. Acquisition or Disposition Assets.

        On November 14, 1998, Identix Incorporated, ("Identix"), entered into an Agreement and Plan of Reorganization and Merger (as amended on December 11, 1998, February 3, 1999 and March 16, 1999, the "Merger Agreement") with IDT Holdings, Inc. ("IDT"), and ID Acquisition Corp., a wholly-owned subsidiary of Identix (the "Merger Sub"). Pursuant to the terms of the Merger Agreement, on April 26, 1999 the Merger Sub merged with and into IDT, the separate existence of the Merger Sub ceased, and IDT became a wholly-owned subsidiary of Identix. The terms of the Merger Agreement were determined through arms length negotiations between Identix and IDT.

        Under the terms of the Merger Agreement, Identix acquired all of IDT's outstanding securities in a stock-for-stock transaction. As a result of the merger, IDT security holders are entitled to receive an aggregate of 5,050,000 shares of Identix common stock, either in the merger or upon exercise of options assumed in the merger. Immediately prior to the effective time of the merger, there were outstanding 4,732,066 shares of IDT capital stock, assuming the exercise of all IDT stock options. At the effective time of the merger, each outstanding share of IDT common stock was converted into 1.06719 shares of Identix common stock, and each outstanding IDT stock option was assumed by Identix. 10% of the shares of Identix common stock issued to the IDT stockholders are being held in escrow relating to IDT's indemnification obligations under the Merger Agreement. In addition to the shares subject to escrow, 40% of the shares issued in the merger to each IDT stockholder who held at least 1,000 shares of IDT common stock immediately prior to the merger were subject to a fifteen month "lock-up" period pursuant to the Merger Agreement. Subsequent to the closing, Identix waived the last 3 months of the lock-up restriction so that the lock-up will lapse on April 26, 2000, the first anniversary of the closing. The holders of the IDT stock options assumed in the merger have also agreed that their stock options, and the Identix common stock they receive upon exercise of those options, will be subject to the escrow and lock-up provisions.

        The merger will be accounted for by Identix as a purchase in accordance with generally accepted accounting principles. Application of the purchase method of accounting for the merger will reduce Identix's pre-tax earnings for at least 3 years, and as many as 12 years. The reported results of operations of Identix will include the results of IDT from and after the closing date. The assets, including intangible assets, and liabilities of IDT will be recorded at their fair values as of the closing date. Any excess of the purchase consideration over the fair values of the assets and liabilities of IDT will be recorded as goodwill. Identix will write off at closing the value of certain acquired intangible assets referred to as in-process research and development. In addition, other acquired intangible assets and goodwill created as a result of the merger will be amortized by Identix over a period from 3 to 12 years.

        IDT changed its name to "Identicator Technology, Inc." upon consummation of the merger. The following individuals will continue to serve as officers of Identicator Technology, Inc. and have entered into employment and noncompetition agreements with Identix: Oscar Pieper, President; Yuri Khidekel, Vice President-Software; Yury Shapiro, Vice President-Hardware; and Grant Evans, Vice President-Sales and Marketing.








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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (a) Financial Statements of IDT. (Incorporated herein by reference to Identix's Amendment No.4 to the Registration Statement on Form S-4 filed on April 16, 1999, File No. 333-68805 (the "Form S-4), pages F-2 through F-16.)

       (b) Pro Forma Financial Information. (Incorporated herein by reference to the Form S-4, pages 53 through 61.)

       (c)      Exhibits.

Exhibit No.     Description
-----------     -----------

Exhibit 2.1 Agreement and Plan of Reorganization and Merger by and among Identix Incorporated, IDT Holdings, Inc. and ID Acquisition Corp., dated as of November 14, 1998, as amended on December 11, 1998, February 3, 1999 and March 16, 1999. (Incorporated herein by reference to Appendix A of the Form S-4.)

Exhibit 23.1    Consent of PricewaterhouseCoopers LLP.








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                                   SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        IDENTIX INCORPORATED


                                           /s/ James P. Scullion
                                        -------------------------------
                                        By:   James P.Scullion
                                              President and
                                              Chief Financial Officer

Date: May 4, 1999

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                                 EXHIBIT INDEX

Exhibit 2.1 Agreement and Plan of Reorganization and Merger by and among Identix Incorporated, IDT Holdings, Inc. and ID Acquisition Corp., dated as of November 14, 1998, as amended on December 11, 1998, February 3, 1999 and March 16, 1999. (Incorporated herein by reference to Appendix A of the Form S-4.)

Exhibit 23.1    Consent of PricewaterhouseCoopers LLP.